Exhibit 99.1
Zoom Reports Financial Results for the First Quarter of Fiscal Year 2022
•First quarter total revenue of $956.2 million, up 191% year over year
•Number of customers contributing more than $100,000 in TTM revenue up 160% year over year
•Approximately 497,000 customers with more than 10 employees, up 87% year over year
SAN JOSE, California – June 1, 2021 – Zoom Video Communications, Inc. (NASDAQ: ZM) today announced financial results for the first fiscal quarter ended April 30, 2021.

“We kicked off the fiscal year with a very strong first quarter, posting 191% total year-over-year revenue growth combined with strong profitability and cash flow. Our steadfast commitment to empowering customers to work and learn from anywhere with our expansive, innovative, and frictionless video communications platform continued to drive our results. With this solid start, we are pleased to raise our total guidance range to $3.975 billion to $3.990 billion for the full fiscal year,” said Zoom founder and CEO, Eric S. Yuan. “We have also opened our technology portfolio to developers through our powerful video SDK and to businesses to expand their reach through Zoom Events. Work is no longer a place, it’s a space where Zoom serves to empower your teams to connect and bring their best ideas to life. We are energized to help lead the evolution to hybrid work that allows greater flexibility, productivity, and happiness to both in-person and virtual connections.”

First Quarter Fiscal Year 2022 Financial Highlights:
•Revenue: Total revenue for the first quarter was $956.2 million, up 191% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $226.3 million, up from $23.4 million in the first quarter of fiscal year 2021. After adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net, non-GAAP income from operations for the first quarter was $400.9 million, up from $54.6 million in the first quarter of fiscal year 2021. For the first quarter, GAAP operating margin was 23.7% and non-GAAP operating margin was 41.9%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the first quarter was $227.4 million, or $0.74 per share, up from $27.0 million, or $0.09 per share in the first quarter of fiscal year 2021.
Non-GAAP net income for the quarter was $402.1 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, litigation settlements, net, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $1.32. In the first quarter of fiscal year 2021, non-GAAP net income was $58.3 million, or $0.20 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2021 was $4.7 billion.
•Cash Flow: Net cash provided by operating activities was $533.3 million for the first quarter, compared to $259.0 million in the first quarter of fiscal year 2021. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $454.2 million, compared to $251.7 million in the first quarter of fiscal year 2021.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the first quarter of fiscal year 2022, Zoom had:
•Approximately 497,000 customers with more than 10 employees, up approximately 87% from the same quarter last fiscal year.
•1,999 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 160% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 12th consecutive quarter.

Financial Outlook: Zoom is providing the following guidance for its second quarter fiscal year 2022 and its full fiscal year 2022.
•Second Quarter Fiscal Year 2022: Total revenue is expected to be between $985.0 million and $990.0 million and non-GAAP income from operations is expected to be between $355.0 million and $360.0 million. Non-GAAP diluted EPS is expected to be between $1.14 and $1.15 with approximately 311 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2022: Total revenue is expected to be between $3.975 billion and $3.990 billion. Non-GAAP income from operations is expected to be between $1.425 billion and $1.440 billion. Non-GAAP diluted EPS is expected to be between $4.56 and $4.61 with approximately 311 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on June 1, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. We help you express ideas, connect to others, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter of fiscal year 2022 and full fiscal year 2022, Zoom’s growth strategy and business aspirations to lead the evolution to hybrid work. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate once the impact of the COVID-19 pandemic tapers, particularly as a vaccine becomes widely available, and users return to work or school or are otherwise no longer subject to shelter-in-place mandates, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, litigation settlements, net, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.

Press Relations
Colleen Rodriguez
Global Public Relations Lead for Zoom
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	As of
	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,557,270	$2,240,303
Marketable securities	3,132,309	2,004,410
Accounts receivable, net	366,346	294,703
Deferred contract acquisition costs, current	148,645	136,630
Prepaid expenses and other current assets	136,326	116,819
Total current assets	5,340,896	4,792,865
Deferred contract acquisition costs, noncurrent	155,295	157,262
Property and equipment, net	192,410	149,924
Operating lease right-of-use assets	93,780	97,649
Goodwill	24,340	24,340
Other assets, noncurrent	81,890	75,953
Total assets	$5,888,611	$5,297,993
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,324	$8,664
Accrued expenses and other current liabilities	450,678	393,018
Deferred revenue, current	1,069,334	858,284
Total current liabilities	1,528,336	1,259,966
Deferred revenue, noncurrent	25,089	25,211
Operating lease liabilities, noncurrent	86,433	90,415
Other liabilities, noncurrent	56,020	61,634
Total liabilities	1,695,878	1,437,226

Stockholders’ equity:
Preferred stock	—	—
Common stock	293	292
Additional paid-in capital	3,292,241	3,187,168
Accumulated other comprehensive income	200	839
Retained earnings	899,999	672,468
Total stockholders’ equity	4,192,733	3,860,767
Total liabilities and stockholders’ equity	$5,888,611	$5,297,993

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $28.8 million and $24.6 million as of April 30, 2021 and January 31, 2021, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2021	2020
Revenue	$956,237	$328,167
Cost of revenue	264,994	103,707
Gross profit	691,243	224,460
Operating expenses:
Research and development	65,175	26,389
Sales and marketing	245,667	121,556
General and administrative	154,089	53,130
Total operating expenses	464,931	201,075
Income from operations	226,312	23,385
Interest income and other, net	2,619	5,790
Income before provision for income taxes	228,931	29,175
Provision for income taxes	1,400	2,100
Net income	227,531	27,075
Undistributed earnings attributable to participating securities	(148)	(39)
Net income attributable to common stockholders	$227,383	$27,036

Net income per share attributable to common stockholders:
Basic	$0.77	$0.10
Diluted	$0.74	$0.09
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	293,794,778	279,891,111
Diluted	305,412,419	295,184,958

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net income	$227,531	$27,075
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	98,969	28,777
Amortization of deferred contract acquisition costs	37,766	16,287
Charitable donation of common stock	—	1,000
Provision for accounts receivable allowances	4,055	3,868
Depreciation and amortization	10,663	5,339
Non-cash operating lease cost	4,274	2,248
Other	5,866	(1,421)
Changes in operating assets and liabilities:
Accounts receivable	(75,665)	(142,501)
Prepaid expenses and other assets	(29,975)	(49,080)
Deferred contract acquisition costs	(47,813)	(124,854)
Accounts payable	1,592	1,756
Accrued expenses and other liabilities	88,656	167,322
Deferred revenue	210,896	322,862
Operating lease liabilities, net	(3,513)	287
Net cash provided by operating activities	533,302	258,965
Cash flows from investing activities:
Purchases of marketable securities	(1,425,451)	(207,546)
Maturities of marketable securities	291,047	137,014
Sales of marketable securities	—	26,613
Purchases of property and equipment	(79,074)	(7,272)
Purchase of equity investment	—	(8,000)
Purchase of convertible promissory note	(6,500)	(5,000)
Purchase of intangible assets	—	(162)
Other	—	1,319
Net cash used in investing activities	(1,219,978)	(63,034)
Cash flows from financing activities:
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(9,984)	218,540
Proceeds from exercise of stock options	3,368	9,586
Other	337	—
Net cash (used in) provided by financing activities	(6,279)	228,126
Net (decrease) increase in cash, cash equivalents, and restricted cash	(692,955)	424,057
Cash, cash equivalents, and restricted cash – beginning of period	2,293,116	334,082
Cash, cash equivalents, and restricted cash – end of period	$1,600,161	$758,139

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2021	2020
GAAP income from operations	$226,312	$23,385
Add:
Stock-based compensation expense and related payroll taxes	104,375	30,246
Litigation settlements, net	66,916	—
Acquisition-related expenses	3,284	—
Charitable donation of common stock	—	1,000
Non-GAAP income from operations	$400,887	$54,631

GAAP net income attributable to common stockholders	$227,383	$27,036
Add:
Stock-based compensation expense and related payroll taxes	104,375	30,246
Litigation settlements, net	66,916	—
Acquisition-related expenses	3,284	—
Charitable donation of common stock	—	1,000
Undistributed earnings attributable to participating securities	148	39
Non-GAAP net income	$402,106	$58,321

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.77	$0.10
Non-GAAP net income per share - basic	$1.37	$0.21
GAAP net income per share - diluted	$0.74	$0.09
Non-GAAP net income per share - diluted	$1.32	$0.20

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	293,794,778	279,891,111
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	305,412,419	295,184,958

Net cash provided by operating activities	$533,302	$258,965
Less:
Purchases of property and equipment	(79,074)	(7,272)
Free cash flow (non-GAAP)	$454,228	$251,693
Net cash used in investing activities	$(1,219,978)	$(63,034)
Net cash (used in) provided by financing activities	$(6,279)	$228,126